                                                                EXHIBIT 10.59


                             TRANSITION AGREEMENT


      TRANSITION AGREEMENT (the "Agreement") dated as of October 1, 1997 by and among HEALTH MANAGEMENT, INC., a Delaware corporation ("HMI"), HEALTH REIMBURSEMENT CORPORATION, a Delaware corporation, HMI ILLINOIS, INC., a Delaware corporation, HMI MARYLAND, INC., a Delaware corporation, HMI PENNSYLVANIA, INC., a Delaware corporation, HMI PMA, INC., a Delaware corporation, HMI RETAIL CORP., INC., a Delaware corporation, and HOME CARE MANAGEMENT, INC., a New York corporation (collectively, the "HMI Subsidiaries"; HMI and the HMI Subsidiaries are referred to collectively as the "Sellers" and individually as a "Seller"), and STADTLANDER DRUG DISTRIBUTION CO, INC., a Delaware corporation ("Purchaser") .


                             W I T N E S S E T H :

      WHEREAS, Sellers, Purchaser, Transworld Healthcare Inc. and Counsel Corporation are parties to an Asset Purchase Agreement dated October 1, 1997 (the "Asset Purchase Agreement") pursuant to which Sellers are transferring to Purchaser, on the date hereof, certain of their assets (the "Purchased Assets"), for the consideration specified in the Asset Purchase Agreement;

      WHEREAS, the parties desire to enter into this Agreement to set forth their mutual understanding regarding (i) the use by Purchaser, to the extent permitted by law, rule or regulation, of Sellers' provider identification numbers in connection with Purchaser's use after the date hereof of the assets being acquired from Sellers, pending issuance to Purchaser of its own provider numbers, and (ii) certain actions to be taken by Sellers and Purchaser on an interim basis from and after the date hereof; and

      WHEREAS, the parties agree that this Agreement is necessary to the successful transition of the business connected with the Purchased Assets from Sellers to Purchaser; and

      WHEREAS, pursuant to the Asset Purchase Agreement, the execution of this Agreement is a condition precedent to the consummation of the transactions under the Asset Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

      1. Certain Definitions. Unless otherwise stated, all references in this Agreement to days shall mean calendar days. If a period of days ends on a weekend or holiday, such period shall be extended to the next business day. Any terms not defined herein shall have the same meaning as set forth in the Asset Purchase Agreement.

      2. Operation, Access and Use by Purchaser of  Excluded Facilities.

            (a) To the extent permitted by law, rule and regulation, Sellers shall permit Purchaser to have full access at all times to, and to use and operate, for Purchaser's benefit, the Excluded Facilities and all furniture, fixtures and equipment (including, but not limited to, computer equipment) of Sellers which are Excluded Assets and are located at the Excluded Facilities, throughout the term of this Agreement (or, in the case of any particular Excluded Facility, until 30 days after any earlier date on which Purchaser shall advise HMI in writing that it no longer requires the use of such Excluded Facility). Sellers shall use commercially reasonable efforts to ensure that the Excluded Facilities and such Excluded Assets remain available for Purchaser's use in accordance with the preceding sentence, but Sellers shall not be required to renew or extend any lease with respect to an Excluded Facility or any other Excluded Assets upon final expiration thereof. Except with Purchaser's written consent, Sellers shall not (i) terminate any lease with respect to any of the Excluded Facilities during the term of this Agreement unless Purchaser advises HMI in writing that Purchaser no longer requires such Excluded Facility or (ii) assign Seller's rights under any such lease to another person or entity. Sellers shall promptly notify Purchaser in the event that any lessor of any of the Excluded Facilities takes any action to terminate the lease for such Excluded Facility while Purchaser continues to use such Excluded Facility.

            (b) Sellers shall pay all rent, utility charges, real estate taxes and other occupancy expenses relating to Purchaser's use of the Excluded Facilities and the Excluded Assets during the initial six months after the date hereof. In the event that Purchaser elects to extend the term of this Agreement pursuant to Section 8 hereof, Purchaser shall pay, or reimburse Sellers for, all rent, utility charges, real estate taxes and other out-of-pocket occupancy expenses payable to third parties relating to Purchaser's use of the Excluded Facilities after such initial six month period. At all times during the term of this Agreement, Purchaser shall pay, or reimburse Sellers for, all personnel, insurance and other operating and similar costs relating to Purchaser's use of the Excluded Facilities and the Excluded Assets (other than, during such initial six-month period, rent, utility charges, real estate taxes and other occupancy expenses).

            (c) Any item included in the Purchased Assets which, on the date hereof, is located at an Excluded Facility may, at Purchaser's option, be stored by Purchaser at such Excluded Facility without charge during the term of this Agreement. Purchaser shall pay all applicable freight, handling and insurance costs in connection with the shipment of any items included in the Purchased Assets. Sellers shall have no responsibility with respect to any such item.

            (d) Sellers shall have the right, from and after the date hereof, to transfer and assign to any affiliate of Transworld any and all tangible property of Sellers constituting part of the Excluded Assets; provided, however, that in connection with any such transfer and assignment, Sellers shall cause such affiliate to make such assets available as required under this Section 2, and nothing in this paragraph shall relieve Sellers (or

      Transworld as guarantor of Sellers' obligations hereunder) of any of their obligations under this Section 2.

            (e) Notwithstanding anything contained in this Agreement, Purchaser's use of the Excluded Facilities and the other Excluded Assets are provided in Section 2(a) shall not be deemed to be an assignment or sublease with respect to any applicable lease for any such Excluded Facility or other Excluded Assets to the extent such an assignment or sublease would violate the terms of any such lease.

            (f) Upon the termination of this Agreement with respect to any Excluded Facility, Purchaser shall have the option, exercisable by written notice to HMI at least ten days prior to such termination, to sublease from the applicable Seller the pharmacy located at such Excluded Facility for the remaining term of the lease relating to such Excluded Facility, subject to any necessary consent from the landlord of such facility (and Sellers agree to use commercially reasonable efforts to obtain any such consent). In the event Purchaser exercises such option with respect to any or all the Excluded Facilities, Purchaser shall pay, or reimburse Sellers for, all rent, utility charges, real estate taxes and other out-of-pocket occupancy expenses payable to third parties during the remaining term of such lease.

            (g) Purchaser's rights under Section 2(a) of this Agreement, with respect to any Excluded Facility, shall be subject to the lessor of such Excluded Facility not taking any action to terminate the applicable lease as a result of Purchaser's use thereof. In the event any such action is taken or threatened, or in the event any necessary consent of a landlord to the sublease described in paragraph (f) is not obtained, Sellers shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits of the arrangements described in this Section 2, on terms equivalent, to the extent possible, to those set forth in this Section 2.

      1. Purchaser's Right to Use HMI  Provider Numbers.

            (c) To the extent permitted by law, rule or regulation and the terms of any applicable permit, license, agreement or other right, each of the Sellers hereby grants Purchaser the right to conduct business under the provider identification numbers issued to Sellers by governmental agencies and other third parties (the "HMI Provider Numbers") until such time as Purchaser shall have been issued its own provider identification numbers. If necessary, Sellers shall make available to Purchaser two officers of each Seller (who shall be Robert Fine and Greg Marsella or any replacement officers (other than James Mieszala or other employees of Purchaser) reasonably acceptable to Purchaser) to execute all documents necessary to effectuate Purchaser's use of the HMI Provider Numbers.

            (d) The parties acknowledge that to the extent any Legal Body or other third party is entitled, pursuant to any law or regulation or the terms of any contract, to receive notice of, or to consent to, the arrangements set forth in this Section 3, Sellers shall have no responsibility to make any such notification or to seek such consent (subject, to

      Sellers' compliance with the last sentence of Section 3(a)), and Purchaser shall make such notifications and seek such consents as Purchaser deems appropriate. Purchaser shall, if requested by Sellers, provide Sellers with copies of any such notification or application for approval submitted by Purchaser to any governmental authority. In the event any Legal Body or other third party object to the arrangements set forth in this Section 3, Seller and Purchaser shall cooperate in good faith to make suitable alternative arrangements to accomplish the purposes of this Section 3.

            (e) Nothing contained in this Section 3 shall be deemed to be an assignment, sublicense or sublease of the HMI Provider Numbers to Purchaser. To the extent that the provisions of this Section 3 would violate any law, rule or regulation or the terms of any applicable permit, license, agreement or other right relating to the HMI Provider Numbers, the provisions of this Section 3 shall be subject to obtaining any necessary consent or waiver of a third party relating to Purchaser's use of the HMI Provider Numbers. Sellers shall cooperate in any reasonable arrangement designed to provide for Purchaser the benefits of the HMI Provider Numbers on terms equivalent, to the extent possible, to those set forth in this Section 3.

            (f) Purchaser shall take any and all action necessary to:

                  (i) maintain or renew each HMI Provider Number during such time as Purchaser shall have a right to se such HMI Provider Number in accordance with this Agreement; and

                  (ii) promptly apply to the appropriate authority, in each
            state in which Purchaser shall use an HMI Provider Number under this Agreement, for a new provider number in Purchaser's name, or to transfer the existing HMI Provider Number where permitted by law, as the case may be.

            (a) Seller shall not be liable for:

                  (i) any failure to take any action in connection with the
            transfer of any HMI Provider Number, including any obligation to file a notice prior to Closing, provided that Sellers are in compliance with Section 3(a), 3(c) and 6 of this Agreement; and

                  (ii) any failure by Purchaser to file an application for, or to obtain, a new Provider Number under this Agreement.

      1.     Collection of Accounts Receivable.

            (d) Sellers hereby appoint Purchaser as Sellers' agent during the term of this Agreement to collect the accounts receivable owned by Sellers (the "HMI Receivables"). Purchaser agrees to use commercially reasonable efforts to collect the HMI Receivables on Sellers' behalf during the term of this Agreement, but Purchaser shall be under no obligation to commence or threaten litigation to effect collection. In its collection of the

      HMI Receivables, Purchaser shall act in accordance with procedures to be agreed upon by the parties within two weeks after the date hereof (as such procedures may be modified from time to time by mutual agreement). Sellers shall make available to Purchaser all existing bookkeeping records, files, data and computer software of Seller necessary to permit Purchaser to collect the HMI Receivables, to the extent not otherwise transferred to Purchaser as part of the Purchased Assets.

            (e) Within fifteen (15) business days after the end of each calendar month during the term of this Agreement, Purchaser shall (i) deliver to Sellers a report summarizing the activity with respect to the HMI Receivables for the preceding month, showing total cash collected, write-offs and other adjustments, and (ii) subject to paragraph (h) of this Section 4, remit the full amount of all payments received by Purchaser in respect of the HMI Receivables to the applicable Seller; provided, however, that in the event that Purchaser is unable to finally determine the items to be set forth on such report by such date, Purchaser shall deliver to Sellers an estimate of such items and shall remit payment based upon Purchaser's estimates (in which event the parties shall make any necessary adjustments once such items are finally determined).

            (f) Sellers hereby expressly authorize Purchaser, from and after the date hereof, to receive, endorse, assign and/or deliver, in any Seller's name or in Purchaser's name, any and all checks, drafts and other instruments for the payment of money relating to any HMI Receivable. Sellers agree to execute such documents and take all such other actions as may be required from time to time to effectuate the payment of all such amounts to Purchaser. Sellers further agree to notify, on the date hereof, all banks with which Sellers maintain lock-box or other deposit accounts into which payments on HMI Receivables are deposited that all amounts received in such lock-box accounts from and after the date hereof shall be received by Purchaser, as agent for Sellers, and Sellers shall instruct such banks to immediately pay over such amounts to such account as Purchaser may designate in writing (and Sellers shall not revoke any such instruction except with Purchaser's prior written consent). Sellers shall fully cooperate with Purchaser in the collection of the HMI Receivables.

            (g) If a given account debtor owes both an HMI Receivable and an additional amount to Purchaser (including, but not limited to, an amount owing under an account receivable arising after the date hereof), then the payment received by Purchaser from such account debtor shall be applied (i) if the applicable account receivable or other obligation being paid is identified by the account debtor at the time of such payment, to the account receivable or other obligation so identified by such account debtor, (ii) if no such identification is made, in accordance with Purchaser's good faith determination as to the identification of the account receivable or other obligation being paid, and (iii) otherwise, to such account debtor's oldest obligation that is not more than two years old.

            (h) From and after the date of this Agreement, except with Purchaser's prior written approval, Sellers, their employees and their agents (other than Purchaser) shall not make any solicitation of account debtors for collection purposes or other direct attempts to collect from account debtors; provided, however, Sellers shall have the right to make reasonable collection efforts following the expiration of this Agreement to the extent permitted by the following paragraph (f).

            (i) Immediately following the expiration of this Agreement, if the total amount collected to the time of such expiration with respect to the HMI Receivables (net of any refunds, set-offs, adjustments or credits) is less than $20,000,000, Purchaser shall, if requested by HMI, return to Sellers originals or copies of all bookkeeping records and files concerning any uncollected HMI Receivables, following which Sellers shall have the right to make reasonable collection efforts with respect to the uncollected HMI Receivables. Purchaser shall thereafter have no further responsibilities hereunder except to remit promptly to the applicable Seller any amounts subsequently received by Purchaser on account of the HMI Receivables until such time as the total amount received by Purchaser with respect to the HMI Receivables (net of any refunds, set-offs, adjustments or credits) equals $20,000,000.

            (j) As compensation for Purchaser's agreement to use commercially reasonable efforts to collect the HMI Receivables on Sellers' behalf during the period of six months following the date hereof, Purchaser shall be entitled to receive a fee equal to 100% of all amounts in excess of $20,000,000 collected (net of any refunds, set-offs, adjustments or credits) during the term of this Agreement with respect to the HMI Receivables.

            (k) Sellers hereby irrevocably authorize Purchaser to retain any amounts collected in respect of the HMI Receivables and to apply the amounts so retained to (i) the principal amount due to Purchaser pursuant to the Loan Agreement dated the date hereof among Purchaser and Sellers and the related promissory note and (ii) the payment to Purchaser of the fee to which Purchaser is entitled pursuant to Section 4(g) of this Agreement. The parties acknowledge that any payments on accounts receivable of Purchaser relating to services performed after the date hereof (or other obligations owed to Purchaser by account debtors) which are collected by Purchaser or received in any lock-box or other deposit accounts do not relate to the HMI Receivables, are the sole property of Purchaser and shall not be applied to, or taken into account for purposes of, the payment of the obligations under such Loan Agreement or the payment of such fee.

      1.     Employees.

            (e) Purchaser shall make an offer of employment to certain employees of Sellers as provided in Section 9.02 of the Asset Purchase Agreement. On the date hereof, Sellers shall pay Purchaser, with respect to each such employee, an amount equal to (i) the accrued liability of Sellers with respect to accrued vacation and payroll tax obligations for such employee plus (ii) if such employee's principal place of employment is an Excluded Facility, the severance obligations Sellers would have incurred to such employee pursuant to Sellers' severance plans had Sellers terminated such employee on the date hereof. In the case of any such employee whose principal place of employment is an Excluded Facility, if such employee remains in Purchaser's continuous employ through the earlier of the 15th day after termination of this Agreement or nine months after the date hereof, Purchaser shall reimburse Sellers for the amount paid to Purchaser pursuant to clause
      (ii) of the preceding sentence.

            (f) Purchaser will employ James R. Mieszala ("Mieszala") from the date hereof through December 31, 1997 at his current salary and on such other terms as may be agreed between Purchaser and Mieszala. Subject to such terms as Purchaser and Mieszala may agree, on January 2, 1998, Purchaser shall pay Mieszala a termination payment of $265,000 (less any required withholdings). Such amount shall be paid by Sellers to Purchaser on the date hereof together with the amounts being paid pursuant to Section 5(a) hereof; provided, however, if for any reason Purchaser does not make such termination payment to Mieszala, Purchaser shall promptly refund such amount to Sellers. Nothing herein shall be construed to require Purchaser to assume any obligations under any existing employment agreements between Sellers and Mieszala, and Sellers shall indemnify Purchaser with respect to any liabilities to Mieszala arising under such agreements.

            (g) The parties agree that the total amount payable by Sellers to Purchaser on the date hereof pursuant to the provisions of this Section 5 shall be as set forth on Annex I hereto. At Sellers' option, such amount may be paid by means of an offset against amounts due from Purchaser to Sellers on the date hereof pursuant to the Asset Purchase Agreement.

      1. Cooperation Generally. In addition to the other provisions set forth in this Agreement, the parties recognize that, as a result of the transactions contemplated by the Purchase Agreement, there will be a period of transition after the Closing with respect to the delivery to, and operation and utilization by, Purchaser of the Purchased Assets and the conduct of the Business. Accordingly, it will be necessary for Sellers and Purchaser to work together in a spirit of cooperation during the term of this Agreement (or longer if the parties agree in good faith that such continued cooperation is necessary) until any transitional problems relating to the delivery to, and operation and utilization by, Purchaser of the Purchased Assets and the conduct of the business relating thereto have been resolved to the satisfaction of all parties. Accordingly, Seller and Purchaser shall cooperate with each other to resolve such transitional problems and shall cause their designated representatives to meet from time to time as may be necessary during the term of this Agreement (or longer if the parties agree in good faith that such additional meetings are necessary) to resolve such transitional problems. During the term of this Agreement, Sellers shall make available an officer of each Seller to execute documents necessary to effectuate all of Sellers' obligations under this Agreement, and Sellers shall provide Purchaser with copies of, and access to, Sellers' books and records to the extent necessary for Purchaser to conduct the Business or as required by any governmental agencies or third party payors. Sellers agree that they shall not at any time disparage Purchaser or the Purchased Assets and Purchaser agrees not at any time to disparage Sellers (provided, however, that this sentence shall not prevent the parties from taking such actions as may be necessary to enforce their rights under this Agreement and other agreements among them).

      2. Term. This Agreement shall continue in force and effect until the six-month anniversary of the date of this Agreement. Notwithstanding the foregoing, Purchaser shall have the option to extend the term of this Agreement for up to two additional three-month renewal periods by giving written notice to HMI at least 30 days prior to the beginning of any such renewal period. The provisions of Section 2(e), Section 3, Sections 4(b) and 4(h), the last sentence of Section 5(a), Section 6 and Section 8 shall survive termination of this Agreement.

      3. Indemnification. Purchaser agrees to indemnify, hold harmless and defend Sellers and their officers, directors, employees, shareholders, affiliates, agents and authorized representatives, from and against any and all Liabilities, Claims, expense, costs, attorneys' fees, settlements, fines, judgments, damages, penalties or court awards actually incurred which result from (i) any violation by Purchaser or any of its employees or other personnel of any applicable Legal Requirements relating to Purchaser's use of the HMI Provider Numbers, (ii) any liability arising out of Purchaser's use of the HMI Provider Numbers after the date hereof or the execution, delivery or performance of this Agreement by Purchaser, (iii) Sellers' execution of documents pursuant to the last sentence of Section 3(a), or (iv) any breach of this Agreement by Purchaser . Sellers agree, jointly and severally, to indemnify, hold harmless and defend Purchaser, and its officers, directors, employees, shareholders and authorized representatives, from and against any and all expense, costs, attorneys' fees, settlements, fines, judgments, damages, penalties or court awards actually incurred which result from any breach of this Agreement by Sellers.

      4. Applicable Law; Dispute Resolution.

            (f) This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflict of law.

            (g) The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby.

            (h) Any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the Breach thereof, shall be finally settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with arbitration. The application to either of said courts, and any paper in connection requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 9 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. In the event of litigation or arbitration hereunder, the prevailing party in such action shall be entitled to recover from the other party any actual expenses incurred by him or it for reasonable attorney fees and disbursements.

      1. Notices. All notices under this Agreement shall be given in accordance with Section 10.02 of the Purchase Agreement.

      2. Binding Effect; No Third Party Rights; Assignability. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors. Nothing in this Agreement, express or implied, shall be construed as creating or giving rise to any rights in any third parties or any persons other than the parties hereto, except as specifically provided elsewhere in this Agreement. This Agreement shall not be assignable by any Seller. Purchaser may assign its rights under this Agreement to any Affiliate of Purchaser that agrees to be jointly and severally liable with Purchaser, but no such assignment shall release Purchaser from its obligations hereunder.

      3. Modifications. This Agreement shall be amended or modified only by a written instrument signed by Sellers and Purchaser.

      4. Waiver. The failure by any party at any time to require performance or compliance by an other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a Breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding Breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

      5. Captions; Language. All section headings, titles and subtitles contained in this Agreement are inserted for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the word "without limitation."

      6. Exhibits. All Exhibits referenced in this Agreement are incorporated herein by reference and shall constitute a part of this Agreement.

      7. Invalid Provisions. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforceable, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

      8. Interpretation. In the event of a conflict between any provisions of this Agreement and of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall prevail.

      9. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement. The delivery of a facsimile of a signed copy of this Agreement shall be deemed delivery of an original.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                            HEALTH MANAGEMENT, INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            HEALTH REIMBURSEMENT CORPORATION


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            HMI ILLINOIS, INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            HMI MARYLAND, INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            HMI PENNSYLVANIA, INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President

                                            HMI PMA, INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            HMI RETAIL CORP., INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            HOME CARE MANAGEMENT, INC.


                                            By: /s/ Robert W. Fine
                                               ---------------------------
                                               Name: Robert W. Fine
                                               Title: President


                                            STADTLANDER DRUG DISTRIBUTION
                                              CO., INC.


                                            By: /s/ M.J. Graves
                                               ---------------------------
                                               Name: M.J. Graves
                                               Title: Treasurer